BUCHANAN INGERSOLL
                                    Attorneys
                              500 College Road East
                           Princeton, New Jersey 08540


                                    October 16, 1997


Prophet 21, Inc.
19 West College Avenue
Yardley, Pennsylvania 19067

Gentlemen:

      We have acted as counsel to Prophet 21, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 1,110,000 shares (the "Shares") of the Company's common stock, $.01 par value, of which:
(i) 1,000,000 shares of Common Stock are to be offered by the Company to its employees and consultants under the 1993 Stock Plan (the "1993 Plan"); (ii) 100,000 shares of Common Stock are to be offered by the Company to its employees under the 1997 Employee Stock Purchase Plan (the "1997 Plan" and, collectively with the 1993 Plan, hereinafter referred to as the "Option Plans"); and (iii) 10,000 shares of Common Stock which underlie certain options granted outside the Option Plans (the "Compensatory Contract"). The Option Plans and the Compensatory Contract are referred to herein as the "Plans."

      In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

      1.    The  issuance of the Shares has been duly and validly  authorized;
            and

      2. The Shares underlying the Plans, when issued, delivered and sold in accordance with the terms of the Plans and the stock options, or other instruments authorized by such Plans, granted or to be granted thereunder, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                    Very truly yours,


                                    /s/BUCHANAN INGERSOLL